Execution Version
GUARANTEE AND COLLATERAL AGREEMENT

made by
EOS ENERGY ENTERPRISES, INC.
and each of the other Grantors (as defined herein)
in favor of
ACP POST OAK CREDIT I LLC
as Collateral Agent
Dated as of July 29, 2022

Table of Contents
    i

Section 10.14 Releases	29
Section 10.15 Acceptance	29

SCHEDULES:
1.    Notice Addresses of Guarantors
2.    Description of Investment Property
3.    Filings and Other Actions Required to Perfect Security Interests
4.    Legal Name, Jurisdiction of Organization and Chief Executive Office
5.    Prior Names, Prior Chief Executive Office, Location of Tangible Assets
6.    Description of Commercial Tort Claims
7.    Accounts
8.    Intellectual Property
EXHIBITS
A.Form of Patent Security Agreement
B.Form of Trademark Security Agreement

C.Form of Copyright Security Agreement

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 29, 2022, is made by EOS ENERGY ENTERPRISES, INC., a Delaware corporation (the “Borrower”), each of the undersigned designated as a Grantor (the “Grantors”), and any additional Grantor party to this Agreement who may join at a later date, in favor of ACP POST OAK CREDIT I LLC, as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), for the ratable benefit of the Secured Parties, including the banks and other financial institutions and entities (the “Lenders”) from time to time party to the Senior Secured Term Loan Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and ACP Post Oak Credit I LLC, as Administrative Agent and as the Collateral Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions.
(a) Capitalized terms used in this Agreement (including in the preamble and recitals hereto) and not otherwise defined herein shall have the meanings specified in the Credit Agreement, and the following terms as well as all uncapitalized terms which are defined in the UCC (whether or not capitalized or uncapitalized in the same manner therein) on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Securities, Securities Accounts, Supporting Obligations, Tangible Chattel Paper, Uncertificated Security and Vehicles.
(b) In addition to the terms defined in the Credit Agreement, the following terms shall have the following meanings:
“Account Debtor” means a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.
“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Assigned Agreements” means all agreements, contracts and documents, as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time, including (a) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (b) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the Assigned Agreements, (c) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, (d) all rights of such Grantor to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts, and (e) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Collateral” has the meaning assigned to such term in Section 3.01.
“Collateral Agent” has the meaning assigned to such term in the preamble hereto.
“Copyright License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant by any Grantor, of any right in, to or under any Copyright now owned or hereafter acquired by any Grantor, including the grant of any such rights to copy, publicly perform, display, create derivative works, distribute, and otherwise exploit any Copyright in any form or medium.
“Copyrights” means (a) all copyrights and works protectable by copyright arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 8 hereto), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or any foreign counterpart thereof (including those listed in Schedule 8 hereto), and (b) the right to obtain all extensions and renewals thereof.
“Credit Agreement” has the meaning assigned to such term in the preamble hereto.
“Excluded Account” means any Deposit Account (a) used solely for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s or any of its Subsidiaries’ employees or contractors or (b) used solely for Taxes or fiduciary purposes.
“Excluded Asset” has the meaning assigned to such term in Section 3.01.
“Grantor Claims” has the meaning assigned to such term in Section 9.01.
“Grantors” has the meaning assigned to such term in the preamble hereto.
“Guarantor Obligations” means, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement).
“Guarantors” means the collective reference to each Grantor, other than the Borrower; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.
“Intellectual Property” means the collective reference to all rights, titles, interests, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, know-how, proprietary software, and confidential and proprietary business information, and (x) any goodwill associated with any of the foregoing and (y) all rights to sue at law or in equity for any infringement, misappropriation, or other impairment thereof, including the right to receive Proceeds therefrom.
“Investment Property” means, collectively: (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined Section 8-102(a)(9)

of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.
“Issuers” means, collectively, each issuer of a Pledged Security.
“Lenders” has the meaning assigned to such term in the preamble hereto.
“Patent License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant of any right in, to or under any Patent by any Grantor , including any right to make, have made, use, sell, offer for sale or import any invention covered in whole or in part by a Patent, now owned or hereafter acquired by any Grantor, or practice any method or process claimed by a Patent, and all rights under any such agreement.
“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues, reexaminations and extensions, including any of the foregoing referred to in Schedule 8 hereto, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 8 hereto, and (c) all inventions and improvements described and claimed in any of the foregoing.
“Pledged Notes” means all promissory notes listed on Schedule 2 and all other promissory notes and any other instruments evidencing Indebtedness issued to or held or owned by any Grantor while this Agreement is in effect.
“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2, together with any other Equity Interests of any Person (to the extent not constituting an Excluded Asset pursuant to clause (c) of such definition) and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of such Equity Interests that may be issued or granted to, or held or acquired by, any Grantor while this Agreement is in effect and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all right, title and interest of any Grantor (x) as a shareholder or member to participate in the operation or management of such Person and (y) to all dividends and distributions (cash, stock or otherwise and including during continuance of or on account of liquidation of any Person), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (v) all books and records relating to any of the property referred to in this definition.
“Post-Default Rate” means the per annum rate of interest provided for in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate.
“Primary Obligations” means, with respect to any Loan Party, the collective reference to the unpaid principal or premium (if any) of and interest on the Loans and all other obligations and liabilities of such Loan Party to and any and all amounts owing or to be owing by such Loan Party to the Administrative Agent, the Collateral Agent or any Lender or any other Person which may arise under, out of, or in connection with, any Loan Document or any other document made, delivered or given in connection with any of the foregoing, or paid on behalf of any Loan Party or any of their Subsidiaries by the Administrative Agent, the Collateral Agent or any Lender or any of their Affiliates, and in each case all amendments, amendments and restatements, renewals, modifications, extensions and/or rearrangements of any of the foregoing, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing at the Post-Default Rate and after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and whether on account of principal, interest, reimbursement obligations, fees, expenses, indemnities, costs or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements).
“Secured Agreement” means the Credit Agreement, this Agreement, any other Security Document, any other Loan Document and any other instrument or agreement giving rise to Secured Obligations.
“Secured Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and Guarantor Obligations.
“Secured Parties” has the meaning set forth in the Credit Agreement.
“Trademark License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant of any right in, to or under any Trademark by any Grantor, including any right to use any Trademark, now owned or hereafter acquired by any Grantor, and all rights under any such agreement.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers (whether registered or unregistered), domain names, social media accounts, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 8 hereof, and (b) the right to obtain all extensions and renewals thereof.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
Section 1.02 Other Definitional Provisions; References. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Secured Agreements), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Secured Agreements), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (j) all references to currencies and to amounts payable hereunder and under the other Loan Documents shall be to United States dollars. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the

Administrative Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Administrative Agent and the other Secured Parties. No provision of this Agreement or any other Secured Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
ARTICLE II
GUARANTEE
Section 2.01 Guarantee.
(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations. This is a guarantee of payment and performance when due and not of collection, and the liability of each Guarantor is primary and not secondary.
(b) Anything herein or in any other Secured Agreement to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Borrower) hereunder and under the other Secured Agreements shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).
(c). Each Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.
(d) Each Guarantor agrees that if the maturity of any of the Primary Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article II shall remain in full force and effect until Payment in Full, notwithstanding that from time to time during the term of the Credit Agreement no Primary Obligations may be outstanding.
(e) No payment made by the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any Primary Obligations or any payment received or collected from such Guarantor in respect of any Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.
Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4.02. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Lenders, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
Section 2.03 Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Collateral Agent specified pursuant to the Credit Agreement.

Section 2.04 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II; and all dealings between the Loan Parties, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with Primary Obligations or any of the Guarantors with respect to the Primary Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Secured Agreement, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party with Primary Obligations or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.05 Reinstatement. The obligations of each Grantor under this Agreement (including, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01 Grant of Security Interest. Each Grantor hereby pledges and assigns to the Collateral Agent and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(1)    all Accounts;
(2)    all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);
(3)    all Commercial Tort Claims set forth on Schedule 6;
(4)    all Deposit Accounts, all Commodity Accounts and all Securities Accounts;
(5)    all Documents (other than title documents with respect to Vehicles);
(6)    all General Intangibles;
(7)    all Goods (including all Inventory, Equipment and Fixtures);
(8)    all Instruments;
(9)    all Inventory;
(10)    all Investment Property;
(11)    all cash;
(12)    all letters of credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);
(13)    all Pledged Securities and all Pledged Notes;
(14)    all Supporting Obligations;
(15)    all Fixtures;
(16)    all Intellectual Property;
(17)    all books and records pertaining to the Collateral;
(18)    all Assigned Agreements;
(19)    to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the UCC; and
(20)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, income, royalties and other payments now or hereafter due and payable with respect to, and guarantees and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments of insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, all other claims, including all cash, guarantees and other Supporting Obligations given with respect to any of the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (a) any “intent to use” Trademark applications pending Under Section 1(b) of the Trademark Act for which a statement of use or an amendment to allege use has not been filed (but only until such statement or amendment is filed), solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, any such application or registration that issues from such intent-to-use application under United States law, (b) any of such Grantor’s rights or interests in or under any Property to the extent that, and only for so long as, such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any Capital Lease or purchase money obligations, in each case, to extent such Property is the direct subject of such Capital Lease or purchase money obligation; provided that any of the foregoing exclusions shall not apply if (i) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset or (ii) such prohibition, consent or the term in such Capital Lease or purchase money obligation or providing for such prohibition breach, default or termination or requiring such consent is ineffective or would be rendered ineffective under any Governmental Requirement, including pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the UCC; provided further that it is understood for avoidance of doubt that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or termination or such consent being obtained, the applicable Grantor shall be deemed to have granted a Lien in all its rights, title and interests in and to such Property, (c) the Equity Interests of the Excluded Subsidiary, provided, if the Government Loan has not been executed on or prior to January 1, 2024, then such Equity Interest shall automatically cease to be Excluded Property and shall constitute Collateral hereunder, (d) proceeds received by the Collateral Agent in respect of a claim under the Insurance Policy (which for avoidance of doubt shall not be property of any Loan Party or any Subsidiary thereof) or (e) any Excluded Account (collectively, “Excluded Assets”); provided, however, “Excluded Assets” shall not include any right to receive proceeds from the sale or other disposition of Excluded Assets or any Proceeds, products, substitutes or replacements of any Excluded Assets (unless such Proceeds, products, substitutes or replacements independently constitute Excluded Assets).
Section 3.02 Transfer of Pledged Securities. All certificates and instruments (if any) representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Collateral Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Agent. Each Grantor shall take all such further action as necessary or as may be reasonably requested by the Collateral Agent, to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Agent otherwise qualifies as a protected purchaser).
Section 3.03 Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party and (ii) each Grantor shall remain liable under each of the contracts and agreements included in the Collateral, including the Assigned Agreements and under each of the Accounts, Chattel Paper and Payment Intangibles included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any such contract or agreement or any agreement giving rise to each such Account, Chattel Paper or Payment Intangible, and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts and agreements or any such Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any such other Secured Party of any payment relating to such contracts and agreements or such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. The exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including the Assigned Agreements.
Section 3.04 Pledged Securities. The granting of the foregoing security interest does not make the Collateral Agent or any Secured Party a successor to Grantor as a partner or member in any Issuer that is a partnership, limited partnership or limited liability company, as applicable, and neither the Collateral Agent, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Issuer, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon; provided that the foregoing shall not limit or restrict in any way the rights and remedies of the Collateral Agent and the Secured Parties otherwise set forth herein and in the other Loan Documents, including Section 7.01.
ARTICLE IV
ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.01 Acknowledgments, Waivers and Consents.
(a) Each Guarantor is a wholly owned, direct or indirect, Subsidiary of the Borrower. Each Guarantor acknowledges and agrees that the Borrower and the Guarantors are engaged in a related business, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and from the Borrower and the other Grantors entering into the other Secured Agreements and the ongoing business of the Borrower.
(b) Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and the provision of collateral security for, the Secured Obligations, which obligations consist, in part, of the obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided herein, that each Grantor shall remain obligated hereunder (including, with respect to the guarantee made by such Grantor hereby and the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement and the other Secured Agreements shall not be affected, limited, reduced, discharged or terminated in any way:
(i) notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; (C) the Secured Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders, all Lenders or other requisite Secured Parties, as the case may be) may deem advisable from time to time; (D) any Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Secured Agreement, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and
(ii) without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Secured Agreement, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Collateral Agent or any other

Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Secured Agreement; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any act or omission of the type described in Section 4.01(b)(i) (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Secured Obligations, or of such Grantor under the guarantee contained in Article II or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.
(c). Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Secured Agreement, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, increase, extension, modification, accrual of any Secured Obligations, or notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided in this Agreement; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.
(d) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.
Section 4.02 No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, and each Guarantor hereby expressly waives, releases, and agrees not to exercise all such rights of subrogation, reimbursement, indemnity and contribution, in each case, until Payment in Full. Each Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Guarantor may have against the Borrower, any other Guarantor or against any collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Borrower and such Guarantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. The Collateral Agent, for the benefit of the Secured Parties, may, to the extent it has the right to do so in accordance with the terms and conditions of the Credit Agreement and the other Secured Agreements, use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any disposition or sale, any rights of subrogation any Guarantor may have shall terminate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the other Secured Parties to enter into other Secured Agreements, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
Section 5.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article VIII of the Credit Agreement as they relate to such Guarantor or to the Secured Agreements to which such Guarantor is a party are true and correct on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date.
Section 5.02 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Liens permitted by Section 10.03 of the Credit Agreement, such Grantor is the legal and beneficial owner of its respective items of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record or registered in any public office, except such as have been filed or registered in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Documents or as are filed to secure Permitted Liens. No Person (other than the Collateral Agent, if applicable) has control over the Collateral.

Section 5.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if required, duly executed form) will constitute valid perfected security interests in all of the Collateral in which a security interest may be perfected by the actions specified on Schedule 3 (it being agreed and understood no filings, registrations or other actions under the law of any jurisdiction outside of the United States shall be required under this Agreement or any other Loan Document), in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior and superior to all other Liens on the Collateral other than Permitted Liens.
Section 5.04 Legal Name; Jurisdiction of Organization; Chief Executive Office. On the date hereof, the correct legal name of such Grantor as it appears in its respective certificate of incorporation or any other organizational document, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are, in each case, specified on Schedule 4. Except as set forth in Schedule 4, no Grantor has changed its jurisdiction of organization at any time during the past four months.
Section 5.05 Prior Names and Addresses. Schedule 5 correctly sets forth, as of the date hereof, (a) a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time within the five (5) years preceding the date hereof and (b) the chief executive office of such Grantor over the last five (5) years (if different from that which is set forth in Section 5.04 above).
Section 5.06 Investment Property.
(a) Schedule 2 sets forth a complete and accurate list of all Investment Property owned by such Grantor. The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other Equity Interests of each Issuer owned by such Grantor. All the shares (or such other interests) of the Pledged Securities have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Pledged Securities is subject to the right of rescission under Governmental Requirements.
(b) To the knowledge of the applicable Grantor, each Pledged Note constitutes the legal, valid and binding obligation of the obligor with respect thereto, in each case, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).
(c). Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens except Excepted Liens.
(d) No Pledged Security or other Investment Property is certificated or is a security under Section 8-103 of the UCC as of the date hereof.
(e) No consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required which has not been obtained and in full force and effect for the pledge by such Grantor of the Pledged Securities or the exercise of remedies pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, and no exercise of voting rights by the Collateral Agent as contemplated by this Agreement or transfer of Pledged Securities in the manner contemplated by this Agreement or other exercise of remedies under the Loan Documents is subject to any contractual restriction, or any restriction under the organizational documents of any Grantor, including requiring any consents or other actions thereunder. None of the Pledged Securities is subject to any voting trust, shareholder agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other governing documents of the relevant Issuer.
Section 5.07 Goods. No portion of the Collateral constituting Goods with an aggregate value in excess of $500,000 is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section 5.08 Instruments and Chattel Paper. Within 10 days of the date hereof (or such longer period of time as permitted by the Collateral Agent in its sole discretion), such Grantor shall have delivered to the Collateral Agent all Collateral constituting Instruments and Chattel Paper existing on such date. Subject to the foregoing sentence, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. No such Instrument or Chattel Paper shall be required to be delivered to the Collateral Agent pursuant to this Section 5.08 so long as the aggregate amount payable evidenced by all such undelivered Instruments or Chattel Papers does not exceed $500,000.
Section 5.09 Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party is and will be true and correct in all material respects as of the date furnished. The place where each Grantor keeps its records concerning the Collateral is at the location specified on Schedule 4.
Section 5.10 Obligors. As of the date hereof, except as scheduled on Schedule 5.10, none of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.
Section 5.11 Commercial Tort Claims. All of the Grantors’ rights in any Commercial Tort Claim are listed on Schedule 6. As of the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $500,000.
Section 5.12 Accounts. All of the Grantors’ Deposit Accounts, Securities Accounts and Commodity Accounts are listed on Schedule 8.23 of the Credit Agreement.
Section 5.13 Intellectual Property.
(a) As of the date hereof, all of the Grantors’ rights, interest (other than as a licensee with respect to non-material, non-exclusive inbound licenses, but including any Copyright License granting exclusive rights in or to any registered United States Copyright) in or title to, or pending applications for, any issued or registered Patent, Trademark or Copyright subject to the IP Escrow Agreement are listed on Schedule 8 hereto (collectively, the “IP Escrow Intellectual Property”). All IP Escrow Intellectual Property is solely and exclusively owned by the relevant Grantor, except as set forth on Schedule 8, and free and clear of Liens other than Permitted Liens. This Agreement is effective to create a valid and continuing security interest in such Grantors’ right, interest in, or title to, or pending application for any Intellectual Property that constitutes Collateral (other than any Intellectual Property that constitutes Excluded Assets) of such Grantor.
(b) All IP Escrow Intellectual Property owned or purported to be owned by the Grantors’ is valid, subsisting, unexpired and enforceable, and has not been abandoned and to the knowledge of the Grantors, no third party is infringing, misappropriating or impairing such Intellectual Property rights.
(c). Except as set forth in Schedule 8 hereto, on the date hereof, none of the Intellectual Property owned or purported to be owned by any Grantor is the subject of any exclusive licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) To the knowledge of any Grantor, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property used in the business of any Grantors in any material respect.
(e) To the knowledge of any Grantor, no action or proceeding is pending, or threatened on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned or purported to be owned by any Grantor or such Grantor’s ownership right, interest or right therein, and (ii) which, if adversely determined, would have a material effect on the value of such Intellectual Property.
Section 5.14 Inventory and Equipment. All existing Inventory and Equipment owned by such Grantor (other than such Inventory and Equipment in transit in the ordinary course of business) is located at the addresses set forth in Schedule 4.

ARTICLE VI
COVENANTS
Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until Payment in Full:
Section 6.01 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall perform and observe all covenants applicable to it in the Credit Agreement or the other Secured Agreements.
Section 6.02 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a first priority Lien (subject to Permitted Liens) upon the Collateral; provided that Permitted Liens may exist, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence. Such Grantor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien created by this Agreement upon the Collateral or any part thereof other than Permitted Liens; provided, that no such Liens shall be prior to or pari passu with the Liens created hereby other than Permitted Liens. Such Grantor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and the priority specified herein) until Payment in Full. If (i) an adverse claim be made against any part of the Collateral other than Permitted Liens or (ii) any Person, including the holder of a Permitted Lien (other than Excepted Liens), shall challenge the priority or validity of the Liens created by this Agreement, then such Grantor agrees to promptly defend against such adverse claim at such Grantor’s sole cost and expense. Such Grantor further agrees that upon the occurrence of an Event of Default that is continuing, the Collateral Agent may take such other action as they deem advisable to protect and preserve their interests in the Collateral, and in such event such Grantor will indemnify the Collateral Agent against any and all reasonable and documented out of pocket costs, attorneys’ fees and other expenses which it may incur in defending against any such adverse claim.
(b) At any time and from time to time, upon the reasonable written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or as the Collateral Agent may reasonably request to create, perfect, establish at least the priority described in Section 5.03 of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c). Without limiting the obligations of the Grantors under Section 6.02(b), and subject to Section 9.18 of the Credit Agreement (i) all Deposit Accounts, Commodity Accounts and Securities Accounts of any Grantor (including the Collateral Accounts, but not including the Excluded Accounts) shall be subject to the Lien of the Collateral Agent under this Agreement and such accounts (other than any Deposit Account, Commodity Account or Securities Account located outside of the United States) shall be required to be covered by a Control Agreement (i) in the case of the Collateral Accounts and any other Deposit Accounts, Commodity Accounts and Securities Accounts (but not including any Excluded Accounts) of any Grantor in existence on the date hereof, such Control Agreement to be executed by the applicable Grantor no later than the Closing Date and (ii) in the case of any Deposit Account, Commodity Account or Securities Account (but not including any Excluded Accounts) by any Grantor opened after the Closing Date (with the prior consent of the Administrative Agent), substantially contemporaneously with (or by such later time as the Administrative Agent may agree to in its sole discretion) the opening of any such Deposit Account, Commodity Account or Securities Account.
(d) Without limiting the obligations of the Grantors under Section 6.02(b), at any time and from time to time upon the written request of the Collateral Agent such Grantor shall take or cause to be taken all actions (other than any actions (x) required to be taken by the Collateral Agent or any Lender or (y) in any jurisdiction outside of the United States or any state or territory thereof) reasonably requested by the Collateral Agent to cause the Collateral Agent to (i) have “control” (within the meaning of Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Electronic Chattel Paper, Investment Property (including certificated Pledged Securities), or Letter-of-Credit Rights, including using commercially reasonable efforts to execute and deliver any agreements, in form and substance reasonably satisfactory to the Collateral Agent, with securities intermediaries, issuers or other Persons required in order to establish “control”, and each Grantor shall promptly notify the Collateral Agent of such Grantor’s acquisition of any such Collateral, and (ii) be a “protected purchaser” (as defined in Section 8-303 of the UCC).
(e) This Section 6.02 and the obligations imposed on each Grantor hereof shall be interpreted as broadly as possible in favor of the Collateral Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.
Section 6.03 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts.
Section 6.04 Further Identification of Collateral. Such Grantor will furnish to the Collateral Agent from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, including without limitation as required pursuant to Section 6.09(e) and requests pursuant to Section 9.11(a) of the Credit Agreement.
Section 6.05 Investment Property.
(a) If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be applied to the Secured Obligations as provided in Section 7.04, and (ii) in case any distribution of capital shall be made on or in respect of any Investment Property or any property shall be distributed upon or with respect to any Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties, be delivered to the Collateral Agent to be applied to the Secured Obligations as provided in Section 7.04. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of any Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.
(b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other Equity Interests of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement (except pursuant to a transaction expressly permitted by the Credit Agreement) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (except as expressly permitted pursuant to Section 10.13).
(c). In the case of each Grantor which is also an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent and the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.05(a) with respect to the Investment Property issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Investment Property issued by it. In addition, each Grantor which is also either an Issuer or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Investment Property to the Collateral Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Investment Property without the need for any further action by any Grantor or Issuer (and hereby confirms that no such action is required).
(d). Without the prior written consent of the Collateral Agent, such Grantor shall not vote to enable, consent to or take any other action to amend, terminate or waive any default under or breach of any terms of any governing document of an Issuer in any way that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest hereunder. With respect to any securities for purposes of Article 8 of the UCC owned by any Grantor which are securities on the date hereof or, if such Pledged Securities are owned or acquired by such Grantor after the date hereof, the Grantor shall ensure the Collateral Agent has a perfected security interest with at least the priority described in Section 5.03(b) in such security on the date hereof or promptly following the date of acquisition, as the case may be.
(e) Such Grantor shall furnish to the Collateral Agent such stock powers and other equivalent instruments of transfer as may be required by the Collateral Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities as may be reasonably requested by the Collateral Agent. To the extent any interest in any Pledged Security is a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization, such interest shall be represented by a certificate. No Grantor shall permit any Issuer to certificate any Pledged Security unless such Grantor substantially concurrently delivers such Pledged Securities to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor.
(f) The Pledged Securities will at all times constitute not less than 100% of the capital stock or other Equity Interests of the Issuer thereof owned by any Grantor. Upon the issuance of any new shares (or other interests) of any class of capital stock or other Equity Interests of an Issuer to a Grantor, such Equity Interests shall be pledged to the Collateral Agent pursuant to the terms hereof and the Grantor shall substantially concurrently with such issuance, deliver any such Equity Interests that are required to be pledged hereunder in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor.
Section 6.06 Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (a) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner which could reasonably be expected to materially adversely affect the collective value of the Collateral as a whole, or (b) fail to exercise promptly and diligently each and every material right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible which could reasonably be expected to materially adversely affect the collective value of the Collateral as a whole (other than any right of termination).
Section 6.07 Instruments and Tangible Chattel Paper. If amounts payable in excess of an amount of $500,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, such Instrument or Tangible Chattel Paper shall be delivered to the Collateral Agent within ten (10) Business Days, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.
Section 6.08 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $500,000, such Grantor shall within twenty (20) days (or such longer period agreed by the Collateral Agent) of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
Section 6.09 Intellectual Property.
(a) The Collateral Agent or its designee may (but without obligation to do so) file this Agreement (or, if applicable, such short form intellectual property security agreements (i) substantially in the form attached hereto as Exhibit A with respect to the Grantors’ Patents, (ii) substantially in the form attached hereto as Exhibit B with respect to the Grantors’ Trademarks or (iii) substantially in the form attached hereto as Exhibit C with respect to the Grantors’ Copyrights) with the United States Copyright Office or the United States Patent and Trademark Office, as applicable.
(b) Such Grantor (either itself or through licensees) will not do any act or omit to do any act, whereby any of its Patents or any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public.
(c). Such Grantor (either itself or through licensees) will not do any act that knowingly infringes the Intellectual Property rights of any other Person.
(d) Such Grantor will notify the Collateral Agent and the Secured Parties promptly if it knows, or has reason to know, that any application or registration relating to any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any of its material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, or enter into a Copyright License granting exclusive rights in a registered United States Copyright such Grantor shall report such filing or Copyright License to the Collateral Agent within thirty (30) days of such filing and include information with respect to such filing in the compliance certificate delivered pursuant to Section 9.01(c) of the Credit Agreement with respect to the fiscal quarter in which such filing occurs and such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark or such exclusive Copyright License, and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned or purported to be owned by each such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(g) In the event that any material Intellectual Property owned or purported to be owned by a Grantor is infringed, misappropriated, violated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

ARTICLE VII
REMEDIAL PROVISIONS

Section 7.01 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01(f) or (g) of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), each Grantor shall be permitted to receive (i) all cash dividends paid in respect of the Pledged Securities and (ii) all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting, corporate and other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Secured Agreement.
(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01(f) or (g) of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), (i) all rights of any Grantor to receive dividends, interest and principal which such Grantor is authorized to receive pursuant to Section 7.01(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, and the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine (and all dividends, payments or other Proceeds which are received by any Grantor contrary to the provisions of this Section 7.01(b) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be immediately delivered to the Collateral Agent in the same form as so received (with any necessary endorsement)), and (ii) the Collateral Agent or its nominee may exercise (whether or not the Collateral or any of the Investment Property has been transferred into the name of the Collateral Agent or its nominee) (A) all voting, corporate, consenting and other organizational rights pertaining to such Investment Property at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or in the absence of any such meeting or otherwise (and each Grantor hereby grants to the Collateral Agent a present, irrevocable proxy, coupled with an interest and hereby constitutes and appoints the Collateral Agent as such Grantor’s proxy with full power, in the same manner, to the same extent and with the same effect as if such Grantor were to do the same, to exercise such rights) and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, each Grantor shall from time to time execute and deliver to the Collateral Agent, all such additional written proxies and other instruments as the Collateral Agent shall reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise hereunder. Each Grantor hereby revokes any proxy or proxies heretofore given by such Grantor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided.
(c). Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further action or instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) at any time that an Event of Default exists, comply with any instruction received by it from the Collateral Agent in writing to pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right (in its sole and absolute discretion) to register the Pledged Stock in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the applicable Grantor or Issuer, endorsed or assigned in blank or in favor of the Collateral Agent.
(d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
(e) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to verify, by itself or by a third party designated pursuant to the IP Escrow Agreement, under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral.

Section 7.02 Collections on Accounts, Etc. The Collateral Agent may curtail or terminate the authority to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Collateral Agent’s direction and control, at any time after the occurrence and during the continuance of an Event of Default. Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles; provided, the Collateral Agent must provide at least three (3) days prior written notice to the Borrower of such communication unless an Event of Default is existing that is pursuant to Section 11.01(a) of the Credit Agreement.
Section 7.03 Proceeds. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor. All Proceeds (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Collateral Agent (or by any Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in accordance with Section 11.02(c) of the Credit Agreement.
Section 7.04 Uniform Commercial Code and Other Remedies.
(a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement and any other Secured Agreement, all rights, remedies, powers and privileges of a secured party under the UCC (whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent (or its agent), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable, documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including reasonable out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 11.02(c) of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.
(b) In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
(c). Upon the occurrence and during the continuation of an Event of Default the Collateral Agent, without notice to any Grantor (except as required by applicable law) and at such times as the Collateral Agent in its sole judgment may determine, exercise any or all of any Grantor’s rights in, to and under, or in any way connected to, the Collateral (including the performance of any Grantor’s obligations, and the exercise of any Grantor’s rights and remedies, under the Assigned Agreements) and give written notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral.
Section 7.05 Private Sales of Pledged Securities.
(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933 (as amended, the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to do or cause to be done all such acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
Section 7.06 Waiver; Deficiency. To the extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
Section 7.07 Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.
Section 7.08 Grant of Intellectual Property License. Solely for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article VII, until the Payment in Full, each Grantor hereby grants to the Collateral Agent, to the extent permitted by applicable law and by the terms and conditions of any applicable license, sub-license or other agreement, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, during the continuance of an Event of Default, any Intellectual Property rights included in the Collateral, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and any other physical or tangible media embodying same.
Section 7.09 Assigned Agreements.
(a) Upon the request of the Collateral Agent, at any time after the occurrence and the continuance of an Event of Default pursuant to Section 11.01(a) of the Credit Agreement, each Grantor shall notify the parties to any Assigned Agreement that such Assigned Agreement has been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(b) At any time after the occurrence and the continuance of an Event of Default by any Grantor in the performance of any of its material obligations under any Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under any such Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable another party of such Assigned Agreement to terminate or suspend its performance under such Assigned Agreement, the Collateral Agent may (but shall not be obligated to), with prior written notice to such Grantor (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01 (a), (c) (to the extent such default occurred as a breach of Article X), (g) or (h) of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), cause the performance of such obligations, and the fees, costs and expenses (including documented fees and expenses of outside counsel) of the Collateral Agent incurred in connection therewith shall be payable by or on behalf of such Grantor, together with interest thereon at the rate applicable to ABR Loans, or the Post-Default Rate from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, and shall constitute Secured Obligations hereunder.
Section 7.10 Company Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to Article VII shall be deemed to relieve any Grantor of its obligations under any Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations.
Section 7.11 Purchase of Collateral. The Collateral Agent or any other Secured Party may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the applicable Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the Liens created by this Agreement.

ARTICLE VIII
THE COLLATERAL AGENT

Section 8.01 Collateral Agent’s Appointment as Attorney-in-Fact, Etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i) pay or discharge taxes and Liens (including Indebtedness secured by a Lien) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(ii) execute and deliver, and have recorded or filed, any and all agreements, documents, instruments and papers to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Collateral, including with respect to any Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and take any other action to evidence and maintain the Collateral Agent’s and the Secured Parties’ security interest in any Collateral and the perfection and priority thereof;
(iii) execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, and open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured

Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and
(v) cure any default by any Grantor, or maintain any of the Grantor’s rights, interests or titles, under any contract, license or permit (including any Assigned Agreement) including by providing notices of extensions or any other notices to counterparties under the Customer Contracts.
Anything in this Section 8.01(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) (other than Section 8.01(a)(ii)) unless an Event of Default shall have occurred and be continuing.
(b) If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c). The documented expenses and costs of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the rate applicable to ABR Loans, or during the continuance of an Event of Default, the Post-Default Rate from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable jointly and severally by such Grantor to the Collateral Agent on demand, and shall constitute Secured Obligations hereunder.
(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. Each Grantor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to such Grantor in acting pursuant to this power of attorney and each Grantor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.
Section 8.02 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, in each case, as determined by a final and non-appealable judgment in a court of competent jurisdiction. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.
Section 8.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Additionally, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. In no event shall the above authorizations be deemed to be obligations. Nothing herein shall relieve any Grantor of its primary obligation to file such financing statements or impose a duty on the Administrative Agent or the Collateral Agent to file such financing statements.
Section 8.04 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE IX
SUBORDINATION OF INDEBTEDNESS

Section 9.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.
Section 9.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 11.02 of the Credit Agreement. Should any Agent or Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon Payment in Full, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 9.03 Payments Held in Trust. In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received segregated from the other funds of such Grantor and (b) that it shall upon receipt, pay them promptly to the Collateral Agent in the exact form agreed (duly endorsed by such Grantor to the Collateral Agent, if required), for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.
Section 9.04 Liens Subordinate. Each Grantor agrees that, until Payment in Full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach. Prior to Payment in Full, without the prior written consent of the Collateral Agent, no Grantor shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
Section 9.05 Notation of Records. All promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1 Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Secured Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Secured Agreements preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, any rights of set-off.
Section 10.2 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section 10.03 Payment of Expenses, Indemnities, Etc.
(a) Each Grantor, jointly and severally, agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all documented out-of-pocket advances, charges, costs and expenses (including, without limitation, all documented out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all reasonable, documented out-of-pocket attorneys’ fees, legal expenses and court costs incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder), including, without limitation, any documented out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such documented costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Secured Agreements to which such Grantor is a party.
(b) Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c). Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 13.03 of the Credit Agreement.
(d) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts for which any Grantor is liable pursuant to this Section 10.03 shall be due and payable by such Grantor to the Secured Parties not later than ten (10) Business Days after written demand therefor.
Section 10.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.02 of the Credit Agreement.
Section 10.05 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
Section 10.06 Invalidity. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.07 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 10.08 Survival; Reinstatement. The obligations of the parties under Section 10.03 shall survive notwithstanding Payment in Full. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect. In such event, each Security Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Collateral Agent and the other Secured Parties to effect such reinstatement.
Section 10.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.10 No Oral Agreements. The Secured Agreements embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER SECURED AGREEMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 10.11 Governing Law; Submission to Jurisdiction.
(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402).
(b) SECTIONS 13.09(B)-(D) OF THE CREDIT AGREEMENT (JURISDICTION CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.
Section 10.12 Acknowledgments. Each Grantor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Agreements to which it is a party;
(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Agreements, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c). no joint venture is created hereby or by the other Secured Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.
(d) each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Documents; and has received the advice of its attorney in entering into this Agreement and the Security Documents; and that it recognizes that certain of the terms of this Agreement and the Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
(e) Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, any other Grantor, the Secured Parties or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section 10.13 Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
Section 10.14 Releases.
(a) Release Upon Payment in Full. If Payment in Full has occurred, the Liens and security interests of the Collateral Agent in the Collateral granted hereby shall be automatically released and the Collateral Agent, at the written request and sole expense of the Borrower, will promptly deliver any documents necessary, or reasonably requested by a Loan Party, to evidence the release, reassignment and transfer of the Collateral to the Loan Parties.
(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and such Collateral shall no longer constitute or be required to be Collateral under the Loan Documents, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Collateral Agent may agree), a written request for release identifying the relevant Collateral, together with a certification by the Borrower stating (i) that such transaction is in compliance with this Agreement and the other Secured Agreements and (ii) no Collateral other than the Collateral required to be released is being released.
Section 10.15 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

EOS ENERGY ENTERPRISES, INC.

By: /s/ Randall Gonzales
Name: Randall Gonzales
Title: Chief Financial Officer

    [Signature Page to Guarantee and Collateral Agreement]

GUARANTORS AND OTHER GRANTORS:
EOS ENERGY ENTERPRISES INTERMEDIATE HOLDINGS, LLC
By: /s/ Randall Gonzales
Name: Randall Gonzales
Title: Chief Financial Officer

EOS ENERGY STORAGE LLC
By: /s/ Randall Gonzales
Name: Randall Gonzales
Title: Chief Financial Officer

EOS SERVICES LLC
By: /s/ Randall Gonzales
Name: Randall Gonzales
Title: Chief Financial Officer

EOS ENERGY TECHNOLOGY HOLDINGS, LLC
By: /s/ Carlos Restrepo
Name: Carlos Restrepo
Title: President

EOS INGENUITY LAB, LLC
By: /s/ Carlos Restrepo
Name: Carlos Restrepo
Title: President

EOS ENTERPRISE HOLDINGS, LLC
By: /s/ Carlos Restrepo
Name: Carlos Restrepo
Title: President

    [Signature Page to Guarantee and Collateral Agreement]

Acknowledged and Agreed to as
of the date hereof by:

COLLATERAL AGENT:

ACP POST OAK CREDIT I LLC

By: /s/ Matthew E. Laterza
Name: Matthew E. Laterza
Title: Chief Operating Officer

    [Signature Page to Guarantee and Collateral Agreement]